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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Proxy Statement/Prospectus that is made a part of the Registration Statement on Form S-4 of Plains All American Pipeline, L.P. of our report dated February 27, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in PAA Natural Gas Storage, L.P.'s Annual Report on Form 10-K for the year ended December 31, 2012. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
November 8, 2013

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM